Item 77I - TERMS OF NEW OR AMENDED SECURITIES:

The Prospectus and Statement of Additional Information relating to Goldman Sachs Trust's (the "Trust") High Yield Municipal Fund as filed with the Securities and Exchange Commission on February 23, 2000 as part of the Trust's Post-Effective Amendment No. 62 pursuant to the Securities Act of 1933 (Accession No. 0000950109-00-000585) are incorporated herein by reference.